                  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTH TEXAS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	27-4556048 (I.R.S. Employer Identification Number)

5057 Keller Springs Road, Suite 300
Addison, Texas 75001
Telephone: 469-718-5572
(Address and telephone number of principal executive offices)

Frederick M. Mintz, Esq.
488 Madison Avenue
Suite 1100
New York, New York 10022
Telephone: 212-486-2500
 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public by both we and the selling stockholders: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

[ ] Large accelerated filer                                           [ ] Accelerated filer                                           [ ] Non-accelerated filer                                           ☒ Smaller reporting company

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178251), initially filed by the Registrant on March 11, 2013 and declared effective by the Securities and Exchange Commission on March 29, 2013. The Registrant is filing this Post-Effective Amendment No. 1 pursuant to Rule 415 for the sole purpose of extending the time of the Registrant’s offering of securities to the public for sale.  A copy of the Board Resolution of the Registrant authorizing such extension is attached hereto as Exhibit “A”. This Post-Effective Amendment No. 1 shall replace the last sentence of “The Offering-Plan of Distribution” located on page 6 of the Registration Statement on Form S-1, as amended, with the following sentence: “This offering will terminate upon the earlier to occur of (i) the date upon which all 2,000,000 shares registered hereunder have been sold, or (ii) the date upon which we terminate this offering.  This Post-Effective Amendment does not otherwise modify any provision of the Registrant’s Registration Statement on Form S-1, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on March 28, 2014.

                                                                                                                            North Texas Energy, Inc.

                                                                                                                    By:  /s/ Kevin Jones
                                                                                                                            Kevin Jones
                                                                                                                            Chief Executive Officer and Director

NORTH TEXAS ENERGY, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2014.

Signature	Title	Date
/s/ Kevin Jones Kevin Jones	Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2014

/s/ Sanah Marah	Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2014

UNANIMOUS WRITTEN CONSENT OF

 THE SOLE DIRECTOR

IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS

-OF-

NORTH TEXAS ENERGY, INC.

The undersigned, being the sole director of North Texas Energy, Inc. (the “Company”), a Nevada Corporation, does hereby consent to the adoption of the following resolution by written consent, without a meeting of the Board of Directors of the Company, pursuant to the Nevada General Corporate Law.

WHEREAS, the sole director believes that it is in the best interest of the Company to approve an extension of time with respect to the Company’s offering of two million (2,000,000) shares of the Company’s Common Stock, par value $.001 per share, which were registered under the Securities Act of 1933, effective March 29, 2013.

NOW THEREFORE IT IS:

RESOLVED, that the sole director of the Company, hereby authorizes and empowers, in the name and on behalf of the Company, to execute such document and to take such additional action as he may deem necessary or desirable in order to implement the intent and purpose of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the 28th day of March, 2014.

/s/  Kevin Jones, Chairman

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